UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2024

GRIID Infrastructure Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39872	85-3477678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2577 Duck Creek Road
Cincinnati, Ohio		45212
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 513 268-6185

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	GRDI	Nasdaq Global Market
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	GRDI-W	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

GRIID Infrastructure Inc. is filing this Amendment No. 1 on Form 8-K/A (this “Amendment”) to amend the Form 8-K filed with the Securities and Exchange Commission on July 2, 2024 (the “Original Report”) relating to the Agreement and Plan of Merger with CleanSpark, Inc., a Nevada corporation, and Tron Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of CleanSpark, Inc. The text of the Original Report identified that it was being filed under Items 1.01 (Entry into a Material Definitive Agreement), 1.02 (Termination of a Material Definitive Agreement), 2.03 (Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant) and 9.01 (Financial Statements and Exhibits).

However, due to administrative error, the Original Report was incorrectly tagged on the Securities and Exchange Commission’s EDGAR system and mistakenly filed under Item 2.01 (Completion of Acquisition or Disposition of Assets) instead of Items 1.01, 1.02, 2.03 and 9.01. The sole purpose of this Amendment is to correctly tag and refile the Original Report on EDGAR as a filing under Items 1.01, 1.02, 2.03 and 9.01. No disclosure in the text of the Original Report was changed as a result of this Amendment, which is reproduced below in its entirety. No changes in Exhibit 2.1, Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 or Exhibit 10.4, which were previously filed with the Original Report, resulted from this Amendment.

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On June 26, 2024, GRIID Infrastructure Inc., a Delaware corporation (“GRIID”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CleanSpark, Inc., a Nevada corporation (“CleanSpark”), and Tron Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of CleanSpark (“Merger Sub”).

The Merger Agreement provides that, among other things and subject to the terms and conditions of the Merger Agreement, (1) Merger Sub will be merged with and into GRIID (the “Merger”), with GRIID surviving and continuing as the surviving corporation in the Merger, and, (2) at the effective time of the Merger (the “Effective Time”), holders of each outstanding share of common stock, par value $0.0001 per share, of GRIID (“GRIID Common Stock”) will receive, in exchange for each share of GRIID Common Stock held immediately prior to the Merger (other than certain excluded shares), that number of shares of common stock, par value $0.001 per share, of CleanSpark (“CleanSpark Common Stock”) equal to the quotient obtained by dividing the Aggregate Merger Consideration (as defined below) by the total number of shares of GRIID Common Stock issued and outstanding as of the closing date of the Merger (the “Exchange Ratio”). The term “Aggregate Merger Consideration” means the quotient obtained by dividing (x) the sum of (i) $155,000,000 minus (ii) the amount of GRIID’s outstanding liabilities as of the closing date of the Merger (net of cash on hand), including all Indebtedness (as defined in the Merger Agreement), plus up to $5 million in severance obligations that would be due and payable upon termination of certain employees identified by CleanSpark prior to the closing date, by (y) $16.587 (which is the volume-weighted average price of CleanSpark Common Stock for the two consecutive trading days prior to the date of the Merger Agreement).

The Merger Agreement provides that, at the Effective Time, each GRIID restricted stock unit award that is outstanding immediately prior to the Effective Time will immediately vest with respect to 100% of the shares of GRIID Common Stock subject to such GRIID restricted stock unit award, which shares of GRIID Common Stock will be converted into the right to receive the merger consideration with respect to each share of GRIID Common Stock. Further, the Merger Agreement provides that, at the Effective Time, each outstanding vested compensatory option to purchase shares of GRIID Common Stock will be canceled and converted into the right to receive that number of shares of CleanSpark Common Stock (rounded down to the nearest whole share) equal to the quotient of (i) the product of (A) the excess, if any, of the merger consideration value over the per share exercise price of the applicable option, multiplied by (B) the number of shares of GRIID Common Stock subject to such option immediately prior to the Effective Time, divided by (ii) the volume-weighted average price of CleanSpark Common Stock for the two consecutive trading days prior to the date of the Merger Agreement. Any GRIID option that has an exercise price per share of GRIID Common Stock that is equal to or greater than the merger consideration value will be canceled for no consideration.

At the Effective Time, each outstanding and unexercised warrant to purchase shares of GRIID Common Stock will be converted into a warrant to purchase a number of shares of CleanSpark Common Stock, rounded down to the nearest whole share, that is equal to the product of (A) the number of shares of GRIID Common Stock subject to such warrant as of immediately prior to the Effective Time, multiplied by (B) the Exchange Ratio. The exercise price per share of CleanSpark Common Stock underlying such warrant will be equal to the quotient obtained by dividing (x) the per share exercise price applicable to such warrant immediately prior to the Effective Time by (y) the Exchange Ratio, rounded up to the nearest whole cent. Each such CleanSpark warrant shall be on the same terms and conditions as were applicable under such GRIID warrant immediately prior to the Effective Time.

The board of directors of GRIID has unanimously (1) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, GRIID and the holders of GRIID Common Stock, (2) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, and (3) resolved to recommend that the GRIID stockholders approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger.

The completion of the Merger is subject to satisfaction or waiver of certain customary mutual closing conditions, including (1) the receipt of the required approvals from GRIID stockholders, (2) the absence of any governmental order or law that makes consummation of the Merger illegal or otherwise prohibited, (3) the effectiveness of the registration statement on Form S-4 to be filed by CleanSpark pursuant to which the shares of CleanSpark Common Stock to be issued in connection with the Merger are registered with the Securities and Exchange Commission (the “SEC”), and (4) the authorization for listing of CleanSpark Common Stock to be issued in connection with the Merger on The Nasdaq Stock Market LLC. The obligation of each party to consummate the Merger is also conditioned upon (1) the other party’s representations and warranties being true and correct (subject to certain materiality exceptions), (2) the other party having performed in all material respects its obligations under the Merger Agreement, (3) the absence of a material adverse effect on the other party and (4) the receipt of an officer’s certificate from the other party confirming that the foregoing conditions (1)-(3) have been satisfied.

The Merger Agreement contains customary representations and warranties of CleanSpark and GRIID relating to their respective businesses, financial statements and public filings, in each case generally subject to customary materiality qualifiers. Additionally, the Merger Agreement provides for customary pre-closing covenants for each party including, subject to certain exceptions, covenants to conduct their respective businesses in the ordinary course consistent with past practice and to refrain from taking certain actions without the other party’s consent. CleanSpark and GRIID also agreed to use their respective reasonable best efforts to cause the Merger to be consummated, subject to certain limitations set forth in the Merger Agreement. CleanSpark and GRIID have agreed to file the registration statement on Form S-4 and the proxy statement for GRIID’s special meeting of stockholders no later than 60 days after the signing date of the Merger Agreement.

The Merger Agreement provides that, during the period from the date of the Merger Agreement until the Effective Time, GRIID will be subject to certain restrictions on its ability to solicit alternative competing proposals from third parties, to provide non-public information to third parties and to engage in discussions with third parties regarding alternative competing proposals, subject to customary exceptions. GRIID is required to call a special meeting of its stockholders to approve the Merger Agreement and, subject to certain exceptions, to recommend that its stockholders approve the Merger Agreement.

The Merger Agreement contains termination rights for each of CleanSpark and GRIID, including, among others, (1) by mutual written consent of CleanSpark and GRIID, (2) by either CleanSpark or GRIID if the Merger has not been consummated on or before 5:00 p.m. Las Vegas, Nevada time, on March 31, 2025 (provided that such right will not be available to any party whose failure to fulfill any material covenant or agreement under the Merger Agreement caused of or resulted in the failure of the Merger to occur on or before such date), and (3) if the stockholders of GRIID do not approve the Merger Agreement at its special meeting of stockholders.

Additionally, the Merger Agreement permits GRIID, subject to compliance with certain requirements and payment of a termination fee (described below), to terminate the Merger Agreement to enter into a definitive agreement for a superior alternative competing proposal than the Merger.

Upon termination of the Merger Agreement under specified circumstances, including, among others, the (1) termination by GRIID to enter into a definitive agreement for a superior alternative competing proposal than the Merger, (2) termination by CleanSpark in the event of a change of recommendation by the GRIID board of directors or (3) termination by CleanSpark because GRIID, its subsidiaries or any of its directors or officers materially breached its non-solicitation obligations, GRIID would be required to pay CleanSpark a termination fee of $1.5 million. In addition, if the Merger Agreement is terminated because of a failure of GRIID’s stockholders to approve the Merger, GRIID will be required to reimburse CleanSpark for certain expenses incurred in connection with the Merger. In no event will CleanSpark be entitled to receive more than one termination fee, net of any expense reimbursement.

The foregoing description of the Merger Agreement and the transactions contemplated thereby in this Current Report on Form 8-K is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about CleanSpark, Merger Sub or GRIID. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in CleanSpark’s or GRIID’s public disclosures.

Voting Agreements

On June 26, 2024, concurrently with the execution and delivery of the Merger Agreement, CleanSpark and GRIID entered into a separate Voting Agreement (each, a “Voting Agreement” and together, the “Voting Agreements”) with each of Griid Holdings, LLC (“Griid Holdings”) and Adit EdTech Sponsor, LLC (“Adit EdTech”), pursuant to which and on the terms and subject to the conditions thereof, among other things, Griid Holdings and Adit EdTech have agreed, until the earlier to occur of (i) the Effective Time of the Merger, (ii) the date and time the Merger Agreement is validly terminated pursuant to its terms and (iii) the termination the Voting Agreement (the “Voting Agreement Expiration Time,”) to vote all of the shares of GRIID Common Stock beneficially owned by them at the time of the GRIID special meeting (or cause the holder of record on any applicable record date to vote such shares):

•
in favor of the GRIID merger proposal and any adjournment or postponement of the GRIID special meeting to a later date if there are insufficient votes to approve the merger proposal;
•
against any proposal related to a GRIID alternative transaction or any other proposal made in opposition to or in connection with the Merger or the transactions contemplated by the Merger Agreement;
•
against any action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or other obligation or agreement of GRIID under the Merger Agreement; and
•
against any action, proposal, transaction, or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect, or inhibit the timely consummation of the Merger or the fulfillment of CleanSpark’s, GRIID’s, or Merger Sub’s conditions to closing under the Merger Agreement or change in any manner the voting rights of any class of shares of GRIID (including any amendments to the GRIID’s organizational documents).

As of the date of execution of the Merger Agreement, the shares of GRIID Common Stock owned by Griid Holdings represent approximately 42.34% of the outstanding shares of GRIID Common Stock. James D. Kelly III, a director and Chief Executive Officer of GRIID, is the sole member of Griid Holdings. As of the date of execution of the Merger Agreement, the shares of GRIID Common Stock owned by Adit EdTech represent approximately 9.78% of the outstanding shares of GRIID Common Stock. David L. Shrier serves on the board of directors of Adit EdTech and GRIID.

On June 28, 2024, certain other stockholders of GRIID, intended to represent a majority of the minority of the outstanding shares of GRIID Common Stock (excluding shares held by Griid Holdings, James D. Kelly III or Adit EdTech), entered into Voting Agreements with CleanSpark and GRIID on the same terms.

The foregoing description of the Voting Agreements are only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Voting Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Hosting Agreement

On June 26, 2024, concurrently with the execution and delivery of the Merger Agreement, CleanSpark and GRIID entered into a Colocation Mining Services Agreement (the “Hosting Agreement”), pursuant to which GRIID agreed to host and power certain of CleanSpark’s cryptocurrency mining equipment at GRIID facilities. In accordance with the terms of the Hosting Agreement, all of the power available for use at GRIID’s facilities will be made available for use by CleanSpark. The initial term of the Hosting Agreement is one-year, after which it automatically renews for up to seven additional six-month periods unless CleanSpark provides GRIID written notice of non-renewal at least thirty (30) days prior to the expiration of the then-current initial term or renewal term, as applicable. In addition to allowing for termination rights by either party in the event of uncured breach by the other, CleanSpark has additional termination rights relating to GRIID ceasing to conduct its business in the normal course, GRIID’s insolvency and upon the occurrence of certain bankruptcy-related events, as set forth in the Hosting Agreement.

Under the Hosting Agreement, GRIID must use its best efforts to terminate all other hosting, colocation services and similar agreements with third parties in effect as of June 26, 2024 (the “Existing Hosting Agreements”) and is further prohibited from renewing any Existing Hosting Agreement or entering into new agreements with third parties providing for hosting, colocation mining and similar services at GRIID’s facilities.

Within five (5) business days of the execution date of the Hosting Agreement, CleanSpark is required to pay a refundable deposit to GRIID in the amount of $1 million. Pursuant to the Hosting Agreement, CleanSpark will pay GRIID certain service fees based on allocable operating costs incurred by GRIID and for kilowatt hours consumed by CleanSpark’s mining equipment, along with a variable performance fee calculated based on the profitability of the bitcoin mined during the relevant payment period.

The foregoing description of the Hosting Agreement is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Hosting Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Termination of Credit Agreement with Blockchain Access UK Limited and Blockchain Capital Solutions (US), Inc.

As previously reported, October 9, 2022, (i) GRIID Infrastructure LLC, a wholly owned subsidiary of GRIID (“GRIID LLC”), and GRIID Holdco, LLC, a wholly owned subsidiary of GRIID (“GRIID Holdco”), and those additional persons that are joined as a party thereto as borrowers (GRIID, together with such additional persons, each, a “Borrower” and individually and collectively, jointly and severally, the “Borrowers” and, together with GRIID LLC and GRIID Holdco, the “GRIID Parties”), entered into a Fourth Amended and Restated Credit Agreement (the “Prior Credit Agreement”) with(i) each of the lenders identified as a “Lender” on Annex I attached to the Prior Credit Agreement (each a “Lender” and, collectively, the “Lenders”), and (ii) Blockchain Access UK Limited, acting not individually but as agent on behalf of, and for the benefit of, the Lenders and all other secured parties named therein (in such capacity the “Agent”), and (iv) Blockchain Capital Solutions (US), Inc. (“Blockchain Capital” and together with the Lenders and Agent, the “Blockchain Parties”). On June 26, 2024, GRIID, the GRIID Parties and the Blockchain Parties entered into a Payoff Letter (the “Payoff Letter”). Pursuant to the Payoff Letter, the Borrowers agreed to pay the Agent $15,000,000 (the “Payoff Amount”) and Blockchain Capital $2,750,000 (the “Purchase Amount”) on or prior to July 12, 2024 (the “Termination Date”) as (i) payment and satisfaction in full of the loans and obligations under the Loan Agreement (including, without limitation, principal, interest, default interest, fees, penalties, costs, and expenses of any kind, and all liabilities, obligations, covenants and agreements under the Amended and Restated Mining Services Agreement, dated October 9, 2022 between GRIID LLC and Blockchain Capital and (ii) payment in full of the purchase price for the certain mining equipment.

On June 28, 2024, GRIID paid to the Agent the Payoff Amount and paid to Blockchain Capital the Purchase Amount. As a result, pursuant to the Payoff Letter, among other things:

•
the loans and all other obligations of the GRIID Parties under the Prior Credit Agreement and other Loan Documents (as defined in the Prior Credit Agreement) including, without limitation, principal, interest, fees, penalties, costs, and expenses of any kind, and all liabilities, obligations, covenants and agreements under the Hosting Agreement, are deemed fully paid, performed and satisfied in full;
•
all Liens (as defined in the Prior Credit Agreement) of the Blockchain Parties in the Collateral and all guaranties of the GRIID Parties under the Loan Documents are hereby terminated and released with no further action on the part of the GRIID Parties; and
•
the Loan Documents and the Hosting Agreement (collectively the “Subject Agreements”) shall terminate and be of further force or effect.

The GRIID Parties, effective as of June 26, 2024, agreed to release the Blockchain Released Parties of all claims, whether at law, equity or in administrative proceedings, whether at common law or pursuant to federal, state or local statute, each as though fully set forth herein at length, which either one, or any one or more of them, each could have, resulting from the existing or past state of things, from the beginning of the world to the end of the day on June 26, 2024(“Claims”).

The Blockchain Releasing Parties, effective as of June 26, 2024, agreed to release the GRIID Parties of all Claims arising from, out of or in connection with any matter relating to the Subject Agreements, and, the Blockchain Releasing Parties, effective on and from the date as of which both (i) Receipt of the Payment Amount and the Purchase Amount is received, and (ii) Blockchain Capital is first able to freely sell and transfer, without restriction or other limitation, the shares it owns of GRIID Common Stock, agreed to release the GRIID Released Parties of and from any and all Claims.

The foregoing description of the Payoff Letter is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Payoff Letter, a copy of which is filed as Exhibit 10.3 hereto and incorporated by reference herein.

Credit Agreement with CleanSpark

Pursuant to the Merger Agreement, CleanSpark and GRIID have entered into a senior secured term loan credit agreement (the “Credit Agreement”) under which CleanSpark provided a term loan of $55,918,638.68 (the “Term Loan Amount”) to GRIID, which amounts GRIID is permitted to use solely for certain purposes as set forth in the Credit Agreement. The entire Term Loan Amount was borrowed on June 26, 2024, and any amounts repaid prior to the maturity date cannot be reborrowed.

The maturity date of the term loan is the earlier of (i) June 26, 2025, or (ii) 90 days after the termination of the merger transaction between CleanSpark and GRIID under the Merger Agreement (other than a termination resulting solely from the breach of CleanSpark). On the maturity date, the principal and any accrued but unpaid interest must be paid. The term loan bears interest at a rate of 8.5% per annum. The Credit Agreement contains customary representations, warranties, covenants, and events of default for a deal of this type.

GRIID immediately used a portion of the Term Loan Amount to finance (i) the Payoff Amount and the Purchase Amount (as described in this Item 1.01 under the heading “Termination of Credit Agreement with Blockchain Access UK Limited and Blockchain Capital Solutions (US), Inc.”); (ii) $17,631,639 in outstanding payables of GRIID; (iii) $18,277,500 in outstanding principal and accrued and unpaid interest on promissory notes GRIID (the “Notes”) issued to accredited investors in private placements of GRIID that occurred throughout 2022 and 2023; and (iv) $5,000,000 for working capital purposes.

The Credit Agreement replaces the Prior Credit Agreement which was terminated on June 26, 2024 Amount (as described in this Item 1.01 under the heading “Termination of Credit Agreement with Blockchain Access UK Limited and Blockchain Capital Solutions (US), Inc.

The obligations of GRIID under the Credit Agreement are secured by substantially all of the assets of GRIID and its subsidiaries. The payment and performance of all indebtedness and other obligations of Company to the CleanSpark is guaranteed jointly and severally by the GRIID’s subsidiaries.

The foregoing description of the Credit Agreement is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.4 hereto and incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

On June 26, 2024, GRIID terminated the Prior Credit Agreement and related agreements thereto. In connection with such termination, GRIID repaid all outstanding loans and unpaid interest accrued thereon under the Prior Credit Agreement through the date of termination.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of June 26, 2024, by and among GRIID Infrastructure, Inc. CleanSpark, Inc. and Tron Merger Sub Corp.
10.1	Form of Voting Agreements entered into as of June 26, 2024 and June 28, 2024, among GRIID Infrastructure, Inc. CleanSpark, Inc. and certain stockholders of GRIID Infrastructure, Inc.
10.2	Colocation Mining Services Agreement, dated June 26, 2024, by and between CleanSpark, Inc. and GRIID Infrastructure Inc.
10.3

Payoff Letter, dated June 26, 2024, among GRIID Infrastructure LLC, GRIID Holdco, LLC, GRIID Infrastructure Inc., the other loan parties thereto. Blockchain Access UK Limited and Blockchain Capital Solutions (US), Inc.

10.4	Credit Agreement, dated June 26, 2024, by and among CleanSpark, Inc., GRIID Infrastructure Inc., and the other loan parties from time to time party thereto.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

* Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

Forward-Looking Statements

This communication includes “forward-looking statements” as defined under the federal securities laws. All statements other than statements of historical fact included or incorporated by reference in this communication, including, among other things, statements regarding the proposed merger transaction between CleanSpark, Inc. (“CleanSpark”) and GRIID Infrastructure Inc. (“GRIID”), future events, plans and anticipated results of operations, business strategies, the anticipated benefits of the proposed transaction, the anticipated impact of the proposed transaction on the combined company’s business and future financial and operating results, the expected amount and timing of synergies from the proposed transaction, the anticipated closing date for the proposed transaction and other aspects of CleanSpark’s or GRIID’s operations or operating results are forward-looking statements. Words and phrases such as “ambition,” “anticipate,” “estimate,” “believe,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and other similar words can be used to identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Where, in any forward-looking statement, CleanSpark and GRIID expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future performance and involve certain risks, uncertainties and other factors beyond CleanSpark’s and GRIID’s control. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in the forward-looking statements.

The following important factors and uncertainties, among others, could cause actual results or events to differ materially from those described in forward-looking statements: CleanSpark’s ability to successfully integrate GRIID’s businesses and technologies, which may result in the combined company not operating as effectively and efficiently as expected; the risk that the expected benefits and synergies of the proposed transaction may not be fully achieved in a timely manner, or at all; the risk that CleanSpark or GRIID will be unable to retain and hire key personnel and maintain relationships with their customers; the risk associated with GRIID’s ability to obtain the approval of its stockholders required to consummate the proposed transaction and the timing of the closing of the proposed transaction, including the risk that the conditions to the transaction are not satisfied on a timely basis or at all or the failure of the transaction to close for any other reason or to close on the anticipated terms, including the anticipated tax treatment; the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction; unanticipated difficulties, liabilities or expenditures relating to the proposed transaction; the effect of the announcement, pendency or completion of the proposed transaction on the parties’ business relationships and business operations generally; the effect of the announcement or pendency of the proposed transaction on the parties’ common stock prices and uncertainty as to the long-term value of CleanSpark’s or GRIID’s common stock; risks that the proposed transaction disrupts current plans and operations of CleanSpark or GRIID and their respective management teams and potential difficulties in hiring or retaining employees as a result of the proposed transaction; and other economic, business, competitive and/or regulatory factors affecting CleanSpark’s or GRIID’s businesses generally as set forth in their filings with the Securities and Exchange Commission (the “SEC”). The registration statement on Form S-4 and proxy statement/prospectus that will be filed with the SEC will describe additional risks in connection with the proposed transaction. While the list of factors presented here is, and the list of factors to be presented in the registration statement on Form S-4 and proxy statement/prospectus are considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to CleanSpark’s and GRIID’s respective periodic reports and other filings with the SEC, including the risk factors contained in CleanSpark’s and GRIID’s most recent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Forward-looking statements represent current expectations and are inherently uncertain and are made only as of the date hereof (or, if applicable, the dates indicated in such statement). Except as required by law, neither CleanSpark nor GRIID undertakes or assumes any obligation to update any forward-looking statements, whether as a result of new information or to reflect subsequent events or circumstances or otherwise.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Additional Information about the Merger and Where to Find It

In connection with the proposed transaction, CleanSpark intends to file with the SEC a registration statement on Form S-4, which will include a proxy statement of GRIID that also constitutes a prospectus of CleanSpark common stock to be offered in the proposed transaction. Each of CleanSpark and GRIID may also file other relevant documents with the SEC regarding the proposed transaction. This communication is not a substitute for the proxy statement/prospectus or registration statement or any other document that CleanSpark or GRIID may file with the SEC. The definitive proxy statement/prospectus (if and when available) will be mailed to stockholders of GRIID. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION

ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the registration statement and proxy statement/prospectus (if and when available) and other documents containing important information about CleanSpark, GRIID and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by CleanSpark will be available free of charge on CleanSpark’s website at www.cleanspark.com. Copies of the documents filed with the SEC by GRIID will be available free of charge on GRIID’s website at www.griid.com.

Participants in the Solicitation

CleanSpark, GRIID and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of GRIID is set forth in (i) CleanSpark’s proxy statement for its 2024 annual meeting of stockholders under the headings “Election of Directors,” “Executive Compensation and Other Information,” “Certain Relationships, and Security Ownership of Certain Beneficial Owners and Management and Related Stockholders Matters and “Related Transactions, and Director Independence” which was filed with the SEC on January 26, 2024 and (ii) to the extent holdings of CleanSpark’s securities by its directors or executive officers have changed since the amounts set forth in CleanSpark’s proxy statement for its 2024 annual meeting of stockholders GRIID’s, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership of Securities on Form 5, filed with the SEC.

Information about the directors and executive officers of GRIID is set forth in (i) GRIID’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023, including under the headings “Item 10. Directors, Executive Officers and Corporate Governance”, “Item 11. Executive Compensation”, “Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” and “Item 13. Certain Relationships and Related Transactions, and Director Independence”, which was filed with the SEC on April 26, 2024, and (ii) to the extent holdings of GRIID’s securities by its directors or executive officers have changed since the amounts set forth in GRIID’s Form 10-K/A for the fiscal year ended December 31, 2023, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership of Securities on Form 5, filed with the SEC.

Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. Copies of the documents filed with the SEC by CleanSpark and GRIID will be available free of charge through the website maintained by the SEC at www.sec.gov. Additionally, copies of documents filed with the SEC by CleanSpark will be available free of charge on CleanSpark’s website at www.cleanspark.con and those filed by GRIID will be available free of charge on GRIID’s website at www.griid.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIID INFRASTRUCTURE INC.

Date:	August 26, 2024	By:	/s/ Allan J. Wallander
Allan J. Wallander Chief Financial Officer